As filed with the Securities and Exchange Commission on August 6, 2025

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ALIGN TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	94-3267295
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

410 North Scottsdale Road, Suite 1300 Tempe, Arizona 85288
(Address of Principal Executive Offices) (Zip Code)

Align Technology, Inc. 2005 Incentive Plan
(Full title of the plan)

Julie Coletti
Executive Vice President, Chief Legal and Regulatory Officer
410 North Scottsdale Road, Suite 1300
Tempe, Arizona 85288
(Name and address of agent for service)

(602) 742-2000
(Telephone number, including area code, of agent for service)

Copy to:
Katharine A. Martin
Lauren B. Lichtblau
Wilson Sonsini Goodrich & Rosati, P.C.
650 Page Mill Road
Palo Alto, California 94304
(650) 493-9300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

In May 2005, the stockholders of Align Technology, Inc., a Delaware corporation (the “Company”), approved the Align Technology, Inc. 2005 Incentive Plan (as amended to date, the “2005 Plan”). In May 2025, the Company’s stockholders approved an amendment to the 2005 Plan solely to increase the number of shares of common stock, $0.0001 par value per share (“Common Stock”), reserved for issuance under the 2005 Plan by 2,500,000 shares (the “Additional Shares”). As a result, the aggregate number of shares of Common Stock reserved for issuance under the 2005 Plan is 34,668,895.

The Additional Shares are securities of the same class as other securities for which Registration Statements on Form S-8 relating to the 2005 Plan were previously filed with the Securities and Exchange Commission (the “SEC”) on June 7, 2005 (File No. 333-125586), May 25, 2006 (File No. 333-134477), May 29, 2007 (File No. 333-143319), August 5, 2009 (File No. 333-161054), August 5, 2010 (File No. 333-168548), August 8, 2011 (File No. 333-176134), August 2, 2013 (File No. 333-190351), November 8, 2016 (File No. 333-214493) and August 4, 2023 (File No. 333-273715) (the “Prior Registration Statements”). Pursuant to General Instruction E of Form S-8, the Prior Registration Statements are incorporated by reference into this Registration Statement on Form S-8 (the “Registration Statement”).

In accordance with the instructional note to Part I of Form S-8 as promulgated by the SEC, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.        Incorporation of Documents by Reference.

The following documents previously filed with the SEC are incorporated by reference into this Registration Statement:

(a)    the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 28, 2025 (the “Annual Report”), including the information specifically incorporated by reference into the Annual Report from the Company’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 8, 2025;

(b)    the Company’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 8, 2025, and for the quarter ended June 30, 2025, filed with the SEC on August 6, 2025;

(c)    the Company’s Current Reports on Form 8-K filed with the SEC on May 21, 2025 and July 2, 2025; and

(d)    the description of the Common Stock contained in the Company’s Registration Statement on Form 8-A (File No. 000-32259), filed with the SEC on January 25, 2001, including any amendments or reports filed for the purpose of updating this description, including Exhibit 4.2 to the Annual Report.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration

Statement to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.        Exhibits.

Exhibit Number	Description
4.1	Align Technology, Inc. 2005 Incentive Plan (as amended on May 21, 2025) (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 21, 2025)
5.1*	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation
23.1*	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1 hereto)
23.2*	Consent of Pricewaterhouse Coopers LLP, Independent Registered Public Accounting Firm
24.1*	Power of Attorney (contained in signature page)
107*	Calculation of Filing Fee Tables
* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tempe, State of Arizona, on the 6th day of August 2025.

ALIGN TECHNOLOGY, INC.

By:	/s/ Julie Coletti
Julie Coletti Executive Vice President, Chief Legal and Regulatory Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints, jointly and severally, Julie Coletti and Joseph M. Hogan as her or his attorney-in-fact, each with full power of substitution and resubstitution, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or her or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ JOSEPH M. HOGAN	President, Chief Executive Officer and Director (Principal Executive Officer)	August 6, 2025
Joseph M. Hogan

/s/ JOHN F. MORICI	Chief Financial Officer and Executive Vice President, Global Finance (Principal Financial Officer and Principal Accounting Officer)	August 6, 2025
John F. Morici

/s/ KEVIN T. CONROY	Director	August 6, 2025
Kevin T. Conroy

/s/ JOSEPH LACOB	Director	August 6, 2025
Joseph Lacob

/s/ C. RAYMOND LARKIN, JR.	Chairman of the Board	August 6, 2025
C. Raymond Larkin, Jr.

/s/ GEORGE J. MORROW	Director	August 6, 2025
George J. Morrow

/s/ ANNE M. MYONG	Director	August 6, 2025
Anne M. Myong

/s/ MOJDEH POUL	Director	August 6, 2025
Mojdeh Poul

/s/ ANDREA L. SAIA	Director	August 6, 2025
Andrea L. Saia

/s/ SUSAN E. SIEGEL	Director	August 6, 2025
Susan E. Siegel